UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

WHITE ELECTRONIC DESIGNS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-04817	35-0905052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 437-1520

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 29, 2010, White Electronic Designs Corporation (the “Company”) and Microsemi Corporation, a Delaware corporation (“Microsemi”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Microsemi and Rabbit Acquisition Corp., an Indiana corporation and a wholly owned subsidiary of Microsemi (“Purchaser”), pursuant to which Microsemi will acquire the Company.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, stated value $0.10 per share (the “Shares”), at a purchase price of $7.00 per Share, net to the tendering shareholder in cash, without interest and less any required withholding taxes (the “Per Share Amount”). Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger,”) and the Company will survive the Merger as a wholly-owned subsidiary of Microsemi. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than Shares owned by the Company, Microsemi or their respective subsidiaries immediately prior to the Effective Time, will automatically be converted into the right to receive the Per Share Amount on the terms and subject to the conditions set forth in the Merger Agreement.

Purchaser commenced the Offer on March 31, 2010, and Purchaser has agreed to keep the Offer open for at least 20 business days, subject to extensions required under the Merger Agreement, with the availability of a subsequent offering period for the Offer at Purchaser’s discretion of up to an additional 20 business days. The Offer and the Merger are subject to the satisfaction of customary closing conditions, including, among other things, the (i) satisfaction of the Minimum Condition (as defined below) and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other required consents or approvals of any governmental authority of competent jurisdiction, the absence of which would reasonably be expected to dilute materially the anticipated benefits to Parent of the transaction. The term “Minimum Condition” generally requires that there has been validly tendered and not withdrawn prior to the expiration date for the Offer (as it may have been extended or re-extended pursuant to the Merger Agreement, the “Expiration Date”) at least that number of Shares that when added to any Shares already owned by Parent or any of its controlled subsidiaries, if any, equals 50.1% of the sum of the then outstanding Shares plus (without duplication) a number equal to the number of Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights with an exercise price below the price per Share payable in the Offer, including the Company’s outstanding restricted stock units and options to purchase one or more Shares in each case, which are convertible or exercisable on or prior to the later of (i) September 30, 2010 and (ii) the Outside Date (as defined in the Merger Agreement), as the same may be extended pursuant to the terms of the Merger Agreement. Based upon the foregoing definition and solely by way of example, as of March 26, 2010, assuming that no Shares were issued by the Company after March 26, 2010 and that the Expiration Date is not extended, the Minimum Condition would be satisfied if approximately 12.2 million Shares were validly tendered and not withdrawn in the Offer.

Pursuant to the Merger Agreement, the Company has granted to Purchaser an irrevocable option, exercisable only in accordance with the terms and conditions set forth in the Merger Agreement including satisfaction of the Minimum Condition and completion of the Offer, to purchase up to that number of Shares equal to the lowest number of Shares that, when added to the number of Shares collectively owned by Purchaser at the time of exercise, shall constitute one Share more than 90% of the sum of (i) the then outstanding Shares plus (ii) a number equal to the number of Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights, including RSUs and Stock Options, in each case, which are convertible or exercisable prior to the date that is ten business days after such exercise and the issuance of the top-up option Shares, at a purchase price per top-up option Share equal to the price per Share payable in the Offer. The top-up option shall not be exercisable for Shares in excess of the number of Shares authorized and unissued or held in the treasury of the Company (giving effect to the Shares issuable pursuant to all then outstanding Stock Options, RSUs and any other rights to acquire Shares as if such shares were outstanding).

The Company, Microsemi and Purchaser have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the Company’s business prior to the closing of the Merger and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or could reasonably be expected to lead to, a proposal superior to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for each of the Company, Microsemi and Purchaser and further provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Microsemi a termination fee of $6.6 million or to reimburse Microsemi for its out-of-pocket expenses and fees in an amount not to exceed $2.5 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Microsemi or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Microsemi and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Microsemi and Purchaser.

Form of Indemnification Agreement

The Board of Directors (the “Board”) of the Company approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into by the Company and its directors and officers (each such executing individual, an “Indemnitee”). On March 29, 2010, the Company entered into Indemnification Agreements with each of directors Gerald R. Dinkel, Jack A. Henry, Brian R. Kahn, Melvin L. Keating, Kenneth J. Krieg, Paul D. Quadros, and Thomas J. Toy and Dan Tarantine, Executive Vice President, Sales & Marketing of the Company. With certain exceptions, these agreements provide for indemnification for expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts, incurred by any of these individuals in proceedings resulting from the fact that the individual is or was a director or an officer of the Company. The agreements also provide for the advancement of expenses to the individuals in connection with any such proceedings.

The foregoing description of the Indemnification Agreement and the parties’ rights and obligations thereunder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Indemnification Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company described herein commenced on March 31, 2010. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company pursuant to Microsemi’s tender offer or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which was filed by Purchaser with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2010. In addition, the Company has filed with the SEC on April 1, 2010 a Solicitation/Recommendation Statement on Schedule 14d-9 with respect to the tender offer. The Company’s shareholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decision with respect to Microsemi’s tender offer because these documents contain important information, including the terms and conditions of the offer. The Company’s shareholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or from the information agent for the tender offer, Georgeson Inc., at (866) 729-6799 (toll-free).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated March 29, 2010 by and among Microsemi Corporation, Rabbit Acquisition Corp. and White Electronic Designs Corporation. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit (e)(27) to the Schedule 14d-9 filed with the Commission by the Company on April 1, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Electronic Designs Corporation
(Registrant)

Date: April 2, 2010	By:	/s/ Gerald R. Dinkel
Gerald R. Dinkel
President and Chief Executive Officer

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated March 29, 2010 by and among Microsemi Corporation, Rabbit Acquisition Corp. and White Electronic Designs Corporation. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S–K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit (e)(27) to the Schedule 14d-9 filed with the Commission by the Company on April 1, 2010).